                                                                      EXHIBIT 21

                  SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

         The following table sets forth certain information as of December 31, 2002 concerning the Company and its subsidiaries. Unless otherwise indicated, all securities of such subsidiaries are owned by the Company:

                                                                    Place of                   %of Voting
                Name                                              Incorporation                Securities
----------------------------------------                     ------------------------          ----------
Affholder, Inc.                                              Missouri                            100
INA Acquisition Corp.                                        Delaware                            100
Insituform France, S.A.                                      France                              99.9 (1)
Insituform Holdings (UK) Limited                             United Kingdom                      100 (1)
Insituform Linings Plc                                       United Kingdom                      75 (2)
Insituform (Netherlands) B.V.                                Netherlands and Delaware            100 (1)
Insituform Rioolrenovatietechnieken B.V.                     Netherlands                         100 (3)
Insituform Technologies Limited                              Alberta, Canada                     100
Insituform Technologies Limited                              United Kingdom                      100 (2)
Insituform Technologies USA, Inc.                            Delaware                            100
Kinsel Industries, Inc.                                      Texas                               100
United Sistema de Tuberias Limitada                          Chile                               100 (4)
Video Injection S.A.                                         France                              89.6 (1)

         Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary would not constitute a significant subsidiary.

--------------------------

(1)      Securities are owned by INA Acquisition Corp.

(2)      Securities are owned by Insituform Holdings (UK) Limited.

(3)      Securities are owned by Insituform (Netherlands) B.V.

(4) Securities are owned 60% by Insituform Technologies, Inc. and 40% by INA Acquisition Corp.